Exhibit A
Rule 24 Reporting Requirement No. 1

Securities and Letters of Credit Issued Pursuant to the Second Amended DIP Agreement
Issued or Amended Between March 9, 2004 and June 30, 2004

--------------------- ---------------- ----------------- ---------------- ----------------
Name of Issuer        JPMorgan         JPMorgan          JPMorgan         JPMorgan
                      Chase Bank       Chase Bank        Chase Bank       Chase Bank
--------------------- ---------------- ----------------- ---------------- ----------------
Name of account       Enron Corp.      Enron Canada      Enron Europe     Enron
party for letter of                    Corp.*            Operations       Compression
credit                                                   (Advisor)        Services
                                                         Limited*         Company*
--------------------- ---------------- ----------------- ---------------- ----------------
Face Amount of        $18,000,000.00   $1,000,000.00     $1,400,000.00    $400,000.00
letter of credit                       (originally
issued                                 issued in the
                                       amount of
                                       $2,300,000.00
                                       and reduced
                                       periodically
                                       pursuant to its
                                       provisions to a
                                       current
                                       outstanding of
                                       $1,000,000.00
                                       as of May 10,
                                       2004)
--------------------- ---------------- ----------------- ---------------- ----------------
Date of Issuance      Originally       Originally        Originally       Originally
                      issued 7/29/02   issued 8/29/03    issued           issued 7/16/03
                      and last         and last          12/19/03 and     and last
                      extended at      extended at       last extended    extended at
                      May 14, 2004     May 14, 2004      at May 14, 2004  May 14, 2004
--------------------- ---------------- ----------------- ---------------- ----------------
Interest Rate         1.75%            1.75%             1.75%            1.75%
(LC Fee)
--------------------- ---------------- ----------------- ---------------- ----------------
Maturity/Expiry Date  August 23, 2004  August 23, 2004   August 23, 2004  August 23, 2004

--------------------- ---------------- ----------------- ---------------- ----------------

* With Enron Corp. as Applicant jointly with account party.